                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                           Jursidiction of Incorporation    Names under Which Subsidiaries Do
Name of Subsidiary                         or Organization                  Business
---------------------------------------------------------------------------------------------------------------
MAPICS Australia Pty. Ltd.                 Australia                        MAPICS Australia Pty. Ltd.
MAPICS do Brasil Ltda.                     Brazil                           MAPICS do Brasil Ltda.
3566196 Canada, Inc.                       Canada                           3566196 Canada, Inc.
MAPICS EMEA Support Center B.V.            Netherlands                      MAPICS EMEA Support Center B.V.
MAPICS Sweden AB                           Sweden                           MAPICS Sweden AB
MAPICS Singapore Pte. Ltd.                 Singapore                        MAPICS Singapore Pte. Ltd.
MAPICS GmbH                                Germany                          MAPICS GmbH
MAPICS KK                                  Japan                            MAPICS KK
MAPICS UK Ltd.                             United Kingdom                   MAPICS UK Ltd.
MAPICS France S.A.R.L.                     France                           MAPICS France S.A.R.L
MAPICS, Hong Kong Limited                  Hong Kong                        MAPICS, Hong Kong Limited
MAPICS U, Inc.                             Georgia                          MAPICS U, Inc.
Pivotpoint, Inc.                           Massachusetts                    Pivotpoint, Inc.
Minx Software, Incorporated                Massachusetts                    Minx Software, Incorporated
Thru Put Corporation                       California                       Thru Put Corporation
MAPICS China Ltd.                          Hong Kong                        MAPICS China Ltd.